SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0202944 (I.R.S. Employer Indentification No.)
789 West Pender Street, Suite 1205 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1H2 (Zip Code)
Registrant's telephone number, including area code	604-646-6903
Commission File Number: 000-30258
(Former name or former address, if changed since last report.)	(Zip Code)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to report that we have contracted a new operator to re-start the operations on the Enchant Prospect in Alberta, Canada.  The operator who is based in Calgary and has many years of experience working on oil and gas wells.  The operator is to establish a plan of operations going forward with work expected to commence on the well within 2-4 weeks.  We have contracted an engineering company, also based out of Calgary, to provide a reserve report on the well.  We have a net revenue interest of 25% on this prospect, which is the largest of any of our oil and gas prospects.

Alberta accounts for 55% of Canada's oil production.  Alberta’s crude oil and equivalent production was 1,534,000 barrels per day in 2003.  One half of Alberta’s oil and gas is exported to the US, providing 5% of US oil consumption and 12% of natural gas consumption.  The Oil and Gas Journal reported that Canada ranks second largest, only behind Saudi Arabia, in terms of global proven crude oil reserves at 15% of world reserves.  The majority of these reserves are found in Alberta.

Alberta accounts for just over 80% of the natural gas produced in Canada, which is the world's third-largest supplier of gas, and exports about three-quarters of its production outside the province's borders. About half of the five trillion cubic feet of gas produced each year in Alberta is exported to the United States, and about one-quarter flows to other points in Canada.  Alberta has an estimated 200 trillion cubic feet of ultimately recoverable conventional natural gas. Recent estimates indicate that Viking and equivalent strata contain in the order of 5% and 8%, respectively, of the oil and gas reserves known to exist in Alberta alone.

We have been advised by the operator of the Pembina Prospect that they the Viking formation in the Pembina Well did not achieve commercial quantities of gas.

We are an emerging oil and gas company with both oil and gas producing properties. Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         September 20, 2005